CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A8 of our report dated August 28, 2013 with respect to the audited financial statements of OICco Acquisition IV, Inc. for the years ended December 31, 2012 and 2011 and for the period from December 21, 2009 (inception) through December 31, 2012.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

October 16, 2013